UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alexis V. Lukianov as a Director

On December 13, 2016, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”), consistent with a recommendation made by the Board’s Nominating and Governance Committee, appointed Alexis V. Lukianov as a director, effective immediately.  The Board has determined that Mr. Lukianov is an independent director under the listing rules of the Nasdaq Stock Market.  There are no transactions involving Mr. Lukianov requiring disclosure under Item 404(a) of Regulation S-K.  In connection with Mr. Lukianov’s appointment, the Board resolved to increase its size from nine to ten directors, effective immediately.  The Board has not yet determined Mr. Lukianov’s potential appointment to any committees of the Board.

Mr. Lukianov will receive the Company’s standard annual fee of $60,000 for non-employee director service.  He will also receive, as of December 13, 2016, options to acquire 30,000 shares of common stock (vesting in 1/4th increments on each of the first, second, third and fourth anniversary of grant) pursuant to the Company’s 2012 Long-Term Incentive Plan.

Item 7.01.Regulation FD Disclosure.

On December 13, 2016, the Company issued a press release regarding the appointment described above.  That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

99.1Press Release, dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal Officer

Date: December 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 13, 2016.